Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$159,930
Unrealized Gain (Loss) on Market Value of Futures	843,670
Interest Income	8,632
Total Income (Loss)	$1,012,232

Expenses
Investment Advisory Fee	$3,734
Audit Fees	40,823
K-1 Tax Expense	28,214
NYMEX License Fee	220
Non-interested Directors' Fees and Expenses	131
Brokerage Commissions	22
Total Expenses	73,144
Audit Fees Waiver	(40,134)
K-1 Tax Expense Waiver	(29,644)
Net Expenses	$3,366
Net Gain (Loss)	$1,008,866

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 5/1/08	$6,522,783
Net Gain (Loss)	1,008,866

Net Asset Value End of Period	$7,531,649
Net Asset Value Per Unit (100,000 Units)	$75.32

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502